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PROPWR Secures Distributed Microgrid Contract with Coterra Energy and Adds 190 Megawatts in New Orders

MIDLAND, Texas, December 12, 2025, (Business Wire) – ProPetro Holding Corp. (“ProPetro” or the “Company”) (NYSE: PUMP) is pleased to announce that its PROPWR℠ division has executed a contract to provide turnkey power for the development and installation of distributed microgrids throughout the New Mexico portion of the Permian Basin with a subsidiary of Coterra Energy Inc. Deployment and operations for the project are scheduled to begin in the first quarter of 2026, further highlighting PROPWR’s speed-to-market and execution capabilities.

“This agreement is a major step forward for PROPWR’s vision of delivering reliable, innovative power solutions to Permian operators,” said Travis Simmering, President of PROPWR. “By integrating PROPWR’s technical expertise and flexible assets with the operational excellence and forward-thinking approach of Coterra Energy, we’re able to offer a highly responsive, scalable energy platform tailored to the unique demands of oilfield microgrid installations. We’re excited to partner with Coterra Energy to help drive the next generation of distributed power in the Permian Basin, and we look forward to expanding our collaboration over time.”

With this contract, PROPWR now has over 220 megawatts committed under contract, with a weighted average contract tenor at commencement of approximately five years across its portfolio. This agreement further underscores PROPWR’s ability to support leading Permian operators and maintain a healthy contracted asset portfolio.

In addition to this significant agreement, PROPWR’s commercial pipeline remains robust with opportunities to expand its business with additional projects in the oilfield and data center sectors. The Company is excited about the potential to move these opportunities forward and further expand PROPWR’s footprint, reinforcing its position as a leading provider of innovative, reliable power solutions.

To support its expanding commercial pipeline, PROPWR has placed orders for an additional 190 megawatts of equipment — bringing its total current delivered or on-order capacity to approximately 550 megawatts. With this order, PROPWR’s equipment portfolio is split approximately 70% and 30% between high-efficiency natural gas reciprocating engine generators and low emissions modular turbines, respectively. PROPWR anticipates all units will be delivered by year-end 2027, with contracts expected to be secured ahead of delivery. Moreover, by leveraging strong relationships with supply chain partners, PROPWR expects to remain well positioned to order additional capacity and continues to expect approximately 750 megawatts delivered by year-end 2028, with a goal of reaching one gigawatt or more by year-end 2030. With the order announced today, PROPWR’s total cost per megawatt for the approximately 550 megawatts ordered to date averages approximately $1.1 million, including balance of plant.

As a result of the additional equipment orders announced today and the expectation of further incremental orders, PROPWR’s 2026 capital expenditures are now projected to be between $250 million and $275 million, above the previous guidance of $200 million and $250 million provided in the Company’s third quarter earnings report.

Additionally, and as previously noted in the Company’s third quarter earnings report, the Company has executed a letter of intent with respect to a $350 million lease finance facility with

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an investment grade partner experienced in power generation financing. The Company is in the advanced stages of negotiating definitive documentation regarding this facility and expects this facility, if completed, to provide the Company with additional financial flexibility. However, the Company’s primary and preferred source of future capital remains free cash flow generated by its completions business and other operations.

Sam Sledge, Chief Executive Officer, concluded, “We are excited to showcase the momentum and tangible progress of PROPWR. After launching the business just one year ago, we have built a strong team, signed multiple contracts, deployed assets to the field, and created a supply chain position that in our view gives us a competitive advantage. We believe this progress puts us on solid footing to achieve our long-term growth goals and positions PROPWR to be a leading provider of power services across multiple industries. We are also proud of the performance of our other business lines at ProPetro and expect a very strong finish to the year, as we are currently running 11 frac fleets and expect that level of activity to persist going into 2026.”

About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based provider of premium completion and power services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. We help bring reliable energy to the world. For more information visit www.propetroservices.com.

About PROPWR

PROPWR is a Midland, Texas-based provider of reliable, adaptable power services through a modern, standardized fleet of gas-to-power solutions, serving oil and gas and data center operators in the United States. We "Rethink The Grid" by delivering innovative, turnkey power generation with a focus on partnership and service excellence. For more information visit www.propwr.com.

Forward-Looking Statements

Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” "confident," “plan,” “project,” “budget,” "design," “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “will,” “should,” “in our view,” “continue,” and other expressions that are predictions of, or indicate, future events and trends or that do not relate to historical matters generally identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about the distributed microgrid contract with Coterra Energy, the supply of and demand for hydrocarbons, industry trends and activity levels, our business strategy, projected financial results, and future financial performance, the ability to obtain capital on attractive terms, including any execution of definitive documentation related to our contemplated lease finance facility, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures, the impact of such expenditures on our performance and capital programs, our fleet conversion strategy, our share repurchase program, and the anticipated commercial prospects of PROPWR, including the demand for its services and the ability to secure long-term contracts, the ability to

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procure additional equipment, timely receipt of such equipment and successful deployment and anticipated benefits of the PROPWR business line, including its expected financial contribution to our results of operations. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.

Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, changes in the supply of and demand for power generation, the risks associated with the establishment of a new service line, including delays, lack of customer acceptance and cost overruns, the global macroeconomic uncertainty related to the conflict in the Middle East region, and the Russia-Ukraine war, general economic conditions, including the impact of continued inflation, central bank policy actions, the risk of a global recession, U.S. and global trade policy, including the imposition of tariffs and retaliatory measures, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Current Reports on Form 8-K. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Investor Contact:
Matt Augustine
Vice President, Finance and Investor Relations
matt.augustine@propetroservices.com
432-219-7620